Exhibit 8.1

February 3, 2021

Regencell Bioscience Holdings Ltd.

11/F First Commercial Building

33-35 Leighton Road

Causeway, Hong Kong

Ladies and Gentlemen:

We have acted as U.S. counsel to Regencell Bioscience Holdings Ltd., a Cayman Islands company (the “Company”), in connection with the proposed public offering of ordinary shares, par value $0.01 per share, of the Company covered by a Draft Registration Statement on Form F-1 to be submitted by the Company (together with amendments thereto and prospectuses and prospectus supplements related to such offering, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”).

We have examined the Registration Statement and such other documents, certificates and records, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below.

In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the statements made in the Registration Statement, under the caption “Taxation – Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares,” constitute, in all material respects, an accurate summary of the United States federal income tax consequences of the ownership and disposition of the Ordinary Shares that are anticipated to be material to U.S. holders who hold the Ordinary Shares pursuant to the Registration Statement, subject to the qualifications set forth in such statements, and, to the extent that such statements set forth any specific legal conclusion under United States federal income tax law, except as otherwise provided therein, they represent our opinion.

This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of this opinion, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

Our opinion expressed above is limited to the federal tax laws of the United States. We assume no obligation to revise or supplement this opinion letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

MESSINA MADRID LAW PA

By:	/s/ Giancarlo A. Messina
Giancarlo A. Messina,
Managing Partner

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827